UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K




                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): February 7, 2005


                                    XOMA LTD.
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             (Exact name of registrant as specified in its charter)


                                     BERMUDA
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                 (State or other jurisdiction of incorporation)


              0-14710                                   52-2154066
     (Commission File Number)               (IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California                    94710
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(Address of principal executive offices)                  (Zip code)

Registrant's telephone number, including area code         (510) 204-7200



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          (Former name or former address, if changed since last report)



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Item 1.01. Entry into a Material Definitive Agreement

     On February 7, 2005, XOMA Ltd., (the "Company"), closed its previously disclosed private placement of the Company's 6.50% Convertible Senior Notes due 2012 (the "Notes") in an aggregate principal amount of $60,000,000 to qualified institutional buyers pursuant to exemptions from the registration requirements of the Securities Act of 1933 (the "Act").

     In connection with the closing, on February 7, 2005, the Company entered into an indenture (the "Indenture") with Wells Fargo Bank, National Association, as trustee, governing the Notes. The Notes bear interest at a rate of 6.50% per annum and are convertible into the Company's common shares at an initial conversion rate of 533.4756 common shares per $1,000 principal amount of Notes, subject to adjustment (equivalent to a conversion price of approximately $1.87 per share). The Notes will mature on February 1, 2012. The Company may redeem the Notes after February 6, 2008 if the Company's common shares trade at 150% of the conversion price for a specified period. Upon the occurrence of certain designated events prior to the maturity of the Notes, subject to specified exceptions, investors will have the right to require the Company to redeem the Notes. In addition, upon the occurrence of an "Event of Default", as defined in the Indenture, the holders of Notes or the trustee shall have the right to cause the Notes to become due and payable in full. Interest on the Notes will be payable on February 1 and August 1 of each year, beginning on August 1, 2005.

     The initial purchasers of the Notes and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, dated as of February 7, 2005 (the "Registration Rights Agreement"), between the Company and the initial purchasers party thereto. Pursuant to the Registration Rights Agreement, the Company has agreed to register the Securities under the Act within a specified time or pay additional amounts to the holders of notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     See disclosure under Item 1.01 of this report, which is incorporated by reference in this Item 2.03.

Item 9.01.  Exhibits

     4.1 Indenture, dated as of February 7, 2005, between the Company and Wells Fargo Bank, National Association, as trustee.

     4.2 Registration Rights Agreement, dated as of February 7, 2005, between the Company and J.P. Morgan Securities Inc. on behalf of the initial purchasers.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 8, 2005                 XOMA LTD.




                                         By:  /s/  Christopher J. Margolin
                                              -----------------------------
                                              Christopher J. Margolin
                                              Vice President, General
                                              Counsel and Secretary

                                  EXHIBIT INDEX


Number   Description
------   -----------

     4.1 Indenture, dated as of February 7, 2005, between the Company and Wells Fargo Bank, National Association, as trustee.

     4.2 Registration Rights Agreement, dated as of February 7, 2005, between the Company and J.P. Morgan Securities Inc. on behalf of the initial purchasers.